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                                                                    Exhibit 3.14

                             HMC MERGER CORPORATION

                                     BYLAWS


                                   ARTICLE I
                                    OFFICES



          Section 1.  PRINCIPAL OFFICE.  The principal office of HMC Merger
                      ----------------
Corporation (the "Corporation") shall be located at such place or places as the directors may designate.

          Section 2.  ADDITIONAL OFFICES.  The Corporation may have additional
                      ------------------
offices at such places as the directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


          Section 1.  PLACE.  All meetings of stockholders shall be held at the
                      -----
principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

          Section 2.  ANNUAL MEETING.  An annual meeting of the stockholders for
                      --------------
the election of directors and the transaction of any business within the powers of the Corporation shall be held during the month of May of each year, after the delivery of the annual report referred to in Section 12 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the directors, beginning with the year 1999. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid acts of the Corporation.

          Section 3.  SPECIAL MEETINGS.  A special meeting of the stockholders
                      ----------------
of the Corporation may be called by the President or the Board of Directors.
The Secretary of the Corporation shall also call a special meeting of the stockholders on the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. A special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the stockholders held during the preceding twelve months.

          Section 4.  NOTICE.  Not less than ten nor more than 90 days before
                      ------
each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the
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meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

          Section 5.  SCOPE OF NOTICE.  Any business of the Corporation may be
                      ---------------
transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

          Section 6.  ORGANIZATION.  At every meeting of the stockholders, the
                      ------------
Chairman of the Board, if there is one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman shall act as Secretary.

          Section 7.  QUORUM.  At any meeting of stockholders, the presence in
                      ------
person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 8.  VOTING.  Subject to the rights of the holders of any class
                      ------
or series of stock (other than Common Stock) to elect additional directors under specified circumstances, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected

                                       2
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and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Charter. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

          Section 9.  PROXIES.  A stockholder may cast the votes entitled to be
                      -------
cast by the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

          Section 10. VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of the
                      -----------------------------------
Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

          Shares of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

          The directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the

                                       3
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purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

          Section 11.  INSPECTORS.  At any meeting of stockholders, the chairman
                       ----------
of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
   ----- -----

          Section 12.  REPORTS TO STOCKHOLDERS.  The directors shall submit to
                       -----------------------
the stockholders at or before the annual meeting of stockholders a report of the business and operations of the Corporation during the prior fiscal year, containing a balance sheet and a statement of income and surplus of the Corporation, accompanied by the certification of an independent certified public accountant, and such further information as the directors may determine is required pursuant to any law or regulation to which the Corporation is subject. Within the earlier of 20 days after the annual meeting of stockholders or 120 days after the end of the fiscal year of the Corporation, the directors shall place the annual report on file at the principal office of the Corporation and with any governmental agencies as may be required by law and as the directors may deem appropriate.

          Section 13.  NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                       -----------------------------------------

          (a)   Annual Meetings of Stockholders.  (1)  Nominations of persons
                -------------------------------
for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this
Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 13(a).

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

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) (1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of each class of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (b)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In addition to the foregoing requirements, for nominations or other business to be properly brought before a special meeting by a stockholder, such stockholder's notice containing the information required by paragraph (a)(2) of this Section 13 must be delivered to the Secretary at the principal executive offices of the Corporation not

                                       5
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earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

          (c)  General.  (1) Only such persons who are nominated in accordance
               -------
with the procedures set forth in this Section 13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

               (2) For purposes of this Section 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

          Section 14.  INFORMAL ACTION BY STOCKHOLDERS.  Subject to the rights
                       -------------------------------
of the holders of any class or series of stock (other than Common Stock) to elect additional directors under specified circumstances and notwithstanding the provisions of Section 13 of this Article II, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all stockholders entitled to vote on such matter.

          Section 15.  VOTING BY BALLOT.  Voting on any question or in any
                       ----------------
election at a meeting of stockholders may be viva voce unless the presiding
                                             ---------
officer shall order or any stockholder present at such meeting in person or by proxy shall demand that voting be by ballot.

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                                  ARTICLE III
                                   DIRECTORS



          Section 1.  GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER.
                      -----------------------------------------------------
The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. A director shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect directors at an annual meeting of the stockholders, the directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

          Section 2.  NUMBER.  At any regular meeting or at any special meeting
                      ------
called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, subject to any limitations on the number of directors set forth in the Charter.

          Section 3.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the
                      ---------------------------
directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the directors without other notice than such resolution.

          Section 4.  SPECIAL MEETINGS.  Special meetings of the directors may
                      ----------------
be called by or at the request of the Chairman of the Board or the President or by a majority of the directors then in office. The person or persons authorized to call special meetings of the directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the directors called by them.

          Section 5.  NOTICE.  Notice of any special meeting shall be given by
                      ------
written notice delivered personally, telegraphed, facsimile-transmitted or mailed to each director at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone or facsimile-transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the director is personally given such notice in a telephone call to which he is a party. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the

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purpose of, any annual, regular or special meeting of the directors need be stated in the notice, unless specifically required by statute or these Bylaws.

          Section 6.  QUORUM.  A majority of the directors shall constitute a
                      ------
quorum for convening any meeting of the directors, provided that, if less than a
                                                   -------- ----
majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

          The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

          Section 7.  VOTING.  The action of the majority of the directors
                      ------
present at a meeting at which a quorum is present when such meeting is convened shall be the action of the directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws.

          Section 8.  TELEPHONE MEETINGS.  The directors may participate in a
                      ------------------
meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 9.  INFORMAL ACTION BY DIRECTORS.  Any action required or
                      ----------------------------
permitted to be taken at any meeting of the directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the directors.

          Section 10. VACANCIES.  If for any reason any or all of the directors
                      ---------
cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy (including a vacancy created by an increase in the number of directors) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the directors. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

          Section 11. COMPENSATION.  (a) The directors shall not receive any
                      ------------
stated salary for their services as directors but, by resolution of the directors, may receive fixed sums per year and/or per meeting and/or per visit to real property owned or to be acquired by the Corporation and for any service or activity they perform or engage in as directors. Such fixed sums may be paid either in cash or in shares of the Corporation. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

          (b) The Corporation may lend money to, guarantee an obligation of or otherwise assist a director or a trustee or director of a direct or indirect subsidiary of the Corporation; provided, however, that such director or other person is also an executive officer of the Corporation or of such subsidiary, or the loan, guarantee or other assistance is in connection with the purchase of Shares. The loan, guarantee or other assistance may be with or without interest, unsecured, or secured in any manner that the Board of Directors approves, including a pledge of shares.

          Section 12.  REMOVAL OF DIRECTORS.  The stockholders may, at any time,
                       --------------------
remove any director in the manner provided in the Charter.   Subject to the
rights of holders of one or more classes or series of stock other than Common Stock to elect one or more directors, any director may be removed only for cause and only by the affirmative vote of stockholders holding at least two thirds of all the votes entitled to be cast for the election of directors.

          Section 13.  LOSS OF DEPOSITS.  No director shall be liable for any
                       ------- --------
loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

          Section 14.  SURETY BONDS.  Unless required by law, no director shall
                       ------------
be obligated to give any bond or surety or other security for the performance of any of his duties.

          Section 15.  RELIANCE.  Each director, officer, employee and agent of
                       --------
the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

          Section 16.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND
                       ----------------------------------------------------
AGENTS.  The directors shall have no responsibility to devote their full time to
------
the affairs of the Corporation. Any director or officer, employee or agent of the Corporation (other than a full-time officer, employee or agent of the Corporation), in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Corporation.

                                   ARTICLE IV
                                   COMMITTEES

          Section 1.  NUMBER, TENURE AND QUALIFICATION.  The directors may
                      --------------------------------
appoint from among its members an Executive Committee, an Audit Committee and a Compensation Committee, each composed of at least three directors, and other committees, each composed of one or more directors, to serve at the pleasure of the directors; provided, that the membership of the Compensation Committee shall
               --------
consist of a majority of Independent Directors and the membership of the Audit Committee shall consist only of Independent Directors. An individual shall be deemed to be an "Independent Director" hereunder if such individual is not an affiliate of the Corporation and is not an employee of the Corporation.

          Section 2.  POWERS.  The directors may delegate to committees
                      ------
appointed under Section 1 of this Article IV any of the powers of the directors, except as prohibited by law.

          Section 3.  MEETINGS.  Notice of committee meetings shall be given in
                      --------
the same manner as notice for special meetings of the Board of Directors. One-third, but not less than two (except for one-member committees), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee (except for one-member committees) may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members.

          Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

          Section 4.  TELEPHONE  MEETINGS.  Members of a committee of the
                      -------------------
directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 5.  INFORMAL ACTION BY COMMITTEES.  Any action required or
                      -----------------------------
permitted to be taken at any meeting of a committee of the directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

          Section 6.  VACANCIES.  Subject to the provisions hereof, the Board of
                      ---------
Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

          Section 7.  EMERGENCY.  In the event of a state of disaster of
                      ---------
sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of this Article IV. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee composed of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section 7. This Section 7 shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the Bylaws (other than this Section 7) and any resolutions which are contrary to the provisions of this Section 7 or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section 7 that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.


                                   ARTICLE V
                                    OFFICERS

          Section 1.  GENERAL PROVISIONS.  The officers of the Corporation shall
                      ------------------
include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Corporate Counsel, one or more Vice

Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the directors at the first meeting of the directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In their discretion, the directors may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

          Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the
                      -----------------------
Corporation may be removed at any time by the directors if in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

          Section 3.  VACANCIES.  A vacancy in any office may be filled by the
                      ---------
directors for the balance of the term.

          Section 4.  CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.  The directors
                      ---------------------------------------
may from time to time appoint a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board shall preside over the meetings of the directors and of the stockholders at which he shall be present and shall in general oversee all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the directors or by these Bylaws to an officer or some other agent of the Corporation or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or them by the directors.

          Section 5.  CHIEF EXECUTIVE OFFICER.  The directors may designate a
                      -----------------------
Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the directors, and for the administration of the business affairs of the Corporation. In the absence of both the Chairman and Vice Chairman of the board, the Chief Executive Officer shall preside over the meetings of the directors and of the stockholders at which he shall be present.

          Section 6.  CHIEF OPERATING OFFICER.  The directors may designate a
                      -----------------------
Chief Operating Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Chief Executive Officer, the President or the directors.

          Section 7.  CHIEF FINANCIAL OFFICER.  The directors may designate a
                      -----------------------
Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Chief Executive Officer, the President or the directors.

          Section 8.  CORPORATE COUNSEL.  The directors may designate a
                      -----------------
Corporate Counsel from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Chief Executive Officer, the President or the directors.

          Section 9.  PRESIDENT.  In the absence of the Chairman, the Vice
                      ---------
Chairman of the Board and the Chief Executive Officer, the President shall preside over the meetings of the directors and of the stockholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the directors, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the directors. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Chief Executive Officer or the directors from time to time.

          Section 10. VICE PRESIDENTS.  In the absence of the President or in
                      ---------------
the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the directors. The directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

          Section 11.  TREASURER.  The Treasurer shall have the custody of the
                       ---------
funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the directors.

          The Treasurer shall disburse the funds of the Corporation as may be ordered by the directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the directors, at the regular meetings of the directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          If required by the directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 12.  SECRETARY.  The Secretary shall (a) keep the minutes of
                       ---------
the proceedings of the stockholders, the directors and committees of the directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the directors.

          Section 13.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The
                       ----------------------------------------------
Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the directors. The Assistant Treasurers shall, if required by the directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the directors.

          Section 14.  SALARIES.  The salaries and other compensation of the
                       --------
officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.


                                   ARTICLE VI
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1.  CONTRACTS.  The directors may authorize any officer or
                      ---------
agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the directors and upon the Corporation when authorized or ratified by action of the directors.

          Section 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for
                      -----------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the directors.

          Section 3.  DEPOSITS.  All funds of the Corporation not otherwise
                      --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the directors may designate.


                                  ARTICLE VII
                                     SHARES

          Section 1.  CERTIFICATES.  Each stockholder shall be entitled to a
                      ------------
certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile.
Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets of the Corporation upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

          Section 2.  TRANSFERS.  Certificates shall be treated as negotiable
                      ---------
and title thereto and to the shares they represent shall be transferred by delivery thereof. Upon surrender to the Corporation or the transfer agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

          Notwithstanding the foregoing, transfers of shares of stock of the Corporation will be subject in all respects to the Charter and all of the terms and conditions contained therein.

          Section 3.  REPLACEMENT CERTIFICATE.  Any officer designated by the
                      -----------------------
directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

          Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The
                      --------------------------------------------------
directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

          In lieu of fixing a record date, the directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

          If no record date is fixed and the share transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

          Section 5.  SHARE LEDGER.  The Corporation shall maintain at its
                      ------------
principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

          Section 6.  FRACTIONAL SHARES; ISSUANCE OF UNITS.  The directors may
                      ------------------------------------
issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.


                                  ARTICLE VIII
                                  FISCAL YEAR

          The directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                  ARTICLE IX
                                 DISTRIBUTIONS

          Section 1.  AUTHORIZATION.  Dividends and other distributions upon the
                      -------------
shares of stock of the Corporation may be authorized and declared by the directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or shares of the Corporation, subject to the provisions of law and the Charter.

          Section 2.  CONTINGENCIES.  Before payment of any dividends or other
                      -------------
distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE X
                              INVESTMENT POLICIES

          Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.


                                  ARTICLE XI
                                     SEAL

          Section 1.  SEAL.  The directors may authorize the adoption of a seal
                      ----
by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its formation. The directors may authorize one or more duplicate seals and provide for the custody thereof.

          Section 2.  AFFIXING SEAL.  Whenever the Corporation is permitted or
                      -------------
required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                  ARTICLE XII
                    INDEMNIFICATION AND ADVANCE OF EXPENSES

          To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify (a) any director or officer or any former director or officer (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a director or officer and at the express request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (b) any director or officer or any former director or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Corporation shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer or former director or officer made a party to a proceeding by reason such status, provided that, in the case of a director or officer, the Corporation shall have received (i) a written affirmation by the director or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Corporation as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that the applicable standard of conduct was not met. The Corporation may, with the approval of its directors, provide such indemnification or payment or reimbursement of expenses to any director or officer or any former director or officer who served a predecessor of the Corporation and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations.

The Corporation may provide to directors, officers and stockholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.


                                 ARTICLE XIII
                               WAIVER OF NOTICE

          Whenever any notice is required to be given pursuant to the Charter or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE XIV
                              AMENDMENT OF BYLAWS

          The directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.


                                  ARTICLE XV
                                 MISCELLANEOUS

          All references to the Charter shall include any amendments thereto. In these Bylaws, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.